    As filed with the Securities and Exchange Commission on October 14, 1999
                                                      Registration No. 333-85141
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                                Amendment No. 1
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                           Huntsman ICI Chemicals LLC
             (Exact Name of Registrant as Specified in its Charter)
                                ---------------
        Delaware                      2800                    87-0630358
                          (Primary Standard Industrial     (I.R.S. Employer
    (State or Other       Classification Code Number)   Identification Number)
      Jurisdiction
  of Incorporation or
     Organization)
                                ---------------
                                500 Huntsman Way
                            Salt Lake City, UT 84108
                                 (801) 584-5700
 (Address, Including Zip Code and Telephone Number, Including Area Code, of Co-
                   Registrants' Principal Executive Offices)
                                ---------------
                             Robert B. Lence, Esq.
                                   Secretary
                           Huntsman ICI Chemicals LLC
                                500 Huntsman Way
                            Salt Lake City, UT 84108
                                 (801) 584-5700
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                                ---------------
                                    Copy to:
                             Phyllis G. Korff, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                               New York, NY 10022
                                 (212) 735-3000
                                ---------------

                           Jurisdiction
Exact Name of Additional        of       Primary Standard Industrial    I.R.S. Employer
      Registrants         Incorporation  Classification Code Number  Identification Number
------------------------  -------------- --------------------------- ---------------------
Huntsman ICI Financial
 LLC*...................  Delaware                  2800                  87-0632917
Tioxide Group*..........  U.K.                      2800                  00-0000000
Tioxide Americas Inc.*..  Cayman Islands            2800                  98-0015568

-------
* Address and telephone of principal executive offices are the same as those of Huntsman ICI Chemicals LLC.

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
                                ---------------
   The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             EXPLANATORY NOTE

    This Amendment No. 1 to the Form S-4 Registration Statement is being filed for the sole purpose of filing additional exhibits.

                                    PART II

Item 20. Indemnification of Officers and Directors

    Huntsman ICI Chemicals LLC is empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations therein, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement. Huntsman ICI Chemicals LLC's amended and restated limited liability company agreement contains no indemnification provisions.

    Huntsman ICI Financial LLC is empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations therein, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement. Huntsman ICI Financial LLC's limited liability company agreement contains no indemnification provisions.

    Tioxide Group is an unlimited company having share capital registered in England and Wales. Section 310 of the U.K. Companies Act of 1985 (as amended) nullifies any provision contained in a company's articles of association or in any other contract with the company for exempting any director, officer or auditor of the company, or indemnifying such person against, any liability that would attach to him by rule of law in respect of any negligence, default, breach of duty or breach of trust for which such person may be guilty with respect to such company. However, Section 310 permits a company to purchase or maintain insurance for its directors, officers and auditors against liabilities of this nature and permits a company to indemnify any director, officer or auditor against any liability incurred by such person that results from defending any proceedings (civil or criminal) in which a judgment is given in such person's favor or such person is acquitted or application is made under
Section 144(3) or (4) of the Companies Act (acquisition of shares by innocent nominee) or Section 727 of the Companies Act (general power to grant relief in the case of honest and reasonable conduct) where relief is granted to such director, officer or auditor by the court.

    Article 22(a) of the Articles of Association of Tioxide Group indemnifies every director, officer and auditor of Tioxide Group out of the assets of Tioxide Group against all losses and liabilities that such person may sustain in the performance of the duties of his office to the extent permitted by
Section 310 of the Companies Act. Furthermore, Article 22(b) empowers the directors of Tioxide Group to purchase insurance for any director, officer or auditor of Tioxide Group as permitted by the Companies Act.

    Tioxide Americas Inc. is incorporated in the Cayman Islands. Cayman Islands law does not specifically limit the extent to which a company's articles of association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (e.g., for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be able to enforce indemnification for his own dishonesty or wilful neglect or default.

    Article 123 of the Articles of Association of Tioxide Americas Inc., which is filed as an exhibit to this registration statement, contain provisions providing for the indemnification by Tioxide Americas of an officer, director or trustee of Tioxide Americas for all actions, proceedings, claims, costs, charges, losses, damages and expenses which they incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own respective wilful neglect or default.

Item 21. Exhibits and Financial Statement Schedules

    3.1 Certificate of Formation of Huntsman ICI Chemicals LLC*

    3.2 Amended and Restated Limited Liability Company Agreement of Huntsman
        ICI Chemicals LLC dated June 30, 1999*

    3.3 Certificate of Formation of Huntsman ICI Financial LLC*

    3.4 Limited Liability Company Agreement of Huntsman ICI Financial LLC dated
        June 18, 1999, as amended by the First Amendment dated June 19, 1999*

    3.5 Memorandum of Association of Tioxide Group**

    3.6 Articles of Association of Tioxide Group**

    3.7 Memorandum of Association of Tioxide Americas Inc.*

    3.8 Articles of Association of Tioxide Americas Inc.*

    4.1 Indenture, dated as of June 30, 1999, among Huntsman ICI Chemicals LLC, the Guarantors party thereto and Bank One, N.A., as Trustee, relating to the 10 1/8% Senior Subordinated Notes due 2009*

    4.2 Form of certificate of 10 1/8% Senior Subordinated Note due 2009 denominated in dollars (included as Exhibit A-3 to Exhibit 4.1)*

    4.3 Form of certificate of 10 1/8% Senior Subordinated Note due 2009 denominated in euros (included as Exhibit A-4 to Exhibit 4.1)*

    4.4 Exchange and Registration Rights Agreement dated June 30, 1999, by and among Huntsman ICI Chemicals LLC, the Guarantors party thereto,
        Goldman, Sachs & Co., Deutsche Bank Securities Inc., Chase Securities
        Inc. and Warburg Dillon Read LLC*

    4.5 Form of Guarantee (included as Exhibit E to Exhibit 4.1)*

    5.1 Form of opinion and consent of Skadden, Arps, Slate, Meagher & Flom as to the legality of the notes to be issued by Huntsman ICI Chemicals
        LLC, and the guarantees to be issued by Huntsman ICI Financial LLC, in the exchange offer**

    5.2 Form of opinion and consent of Counsel to Tioxide Group as to the legality of the guarantees to be issued by Tioxide Group in the exchange offer**

    5.3 Form of opinion and consent of W.S. Walker & Company as to the legality of the guarantees to be issued by Tioxide Americas Inc. in the exchange offer**

    8.1 Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to the tax consequences of the notes to be issued by Huntsman ICI Chemical
        LLC**

   10.1 Contribution Agreement, dated as of April 15, 1999, by and among Imperial Chemical Industries PLC, Huntsman Specialty Chemicals
        Corporation, Huntsman ICI Holdings LLC and Huntsman ICI Chemicals LLC as amended by the first Amending Agreement, dated June 4, 1999, the second Amending Agreement, dated June 30, 1999, and the third Amending
        Agreement, dated June 30, 1999*

   10.2 Purchase and Sale Agreement (PO/MTBE Business), dated March 21, 1997, among Texaco, Texaco Chemical Inc. and Huntsman Specialty Chemicals
        Corporation*

   10.3 Operating and Maintenance Agreement, dated as of March 21, 1997, by and between Huntsman Specialty Chemicals Corporation and Huntsman
        Petrochemical Corporation*


   10.4  Credit Agreement, dated as of June 30, 1999, by and among Huntsman ICI
         Chemicals LLC, Huntsman ICI Holdings LLC, Bankers Trust Company,
         Goldman Sachs Credit Partners LP, The Chase Manhattan Bank, and
         Warburg Dillon Read and various lending institutions party thereto*

   10.5  Asset Sale Agreement, dated June 30, 1999, by and between BP Chemicals
         Limited and Huntsman ICI Chemicals LLC+

   10.6  Joint Venture Agreement, dated as of October 18, 1993 between Tioxide
         Americas Inc. and Kronos Louisiana, Inc.*

   10.7 Shareholders Agreement, dated as of January 11, 1982, by and among Imperial Chemical Industries PLC, ICI American Holdings, Inc. and
         Uniroyal, Inc.*

   10.8  Operating Agreement, dated December 28, 1981, between Uniroyal, Inc.,
         Rubicon Chemicals, Inc. and Rubicon, Inc.*

   10.9 Liability and Indemnity Agreement, dated December 28, 1981, by and among Rubicon Inc., Rubicon Chemicals Inc., Imperial Chemical
         Industries PLC, ICI American Holdings Inc., ICI Americas Inc. and
         Uniroyal Inc.

   10.10 Titanium Dioxide Supply Agreement, dated July 3, 1997, by and between
         Imperial Chemicals Industries PLC and Tioxide Group++

   10.11 Slag Sales Agreement, dated July 10, 1997, by and between Richards Bay
         Iron and Titanium (Proprietary) Limited and Tioxide S.A. (Pty)
         Limited++

   10.12 Slag Sales Agreement, dated July 10, 1997, by and between Qit-Fer Et
         Titane Inc. and Tioxide Europe Limited++

   10.13 Supply Agreement, dated April 13, 1999, by and between Shell Trading
         International Limited and ICI Chemicals & Polymers Limited++

   12.1  Statement re: Computation of Ratio of Earnings to Fixed Charges*

   21.1  Subsidiaries of Huntsman ICI Chemicals LLC*

   23.1  Consent of Deloitte & Touche LLP*

   23.2  Consent of Arthur Andersen LLP*

   23.3  Consent of KPMG Audit Plc*

   23.4  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1)**

   24.1  Powers of Attorney (included as part of signature page)*

   25.1 Form T-1 Statement of Eligibility of Bank One, N.A. to act as Trustee under the indenture*

   27.1  Financial Data Schedule (for SEC use only)*

   99.1  Form of Letter of Transmittal for dollar denominated notes*

   99.2  Form of Notice of Guaranteed Delivery for dollar denominated notes*

   99.3  Form of Letter of Transmittal for euro denominated notes*

   99.4  Form of Notice of Guaranteed Delivery for euro denominated notes*

   99.5  Letter to Brokers*

   99.6  Letter to Clients*

--------

* Previously filed.

** To be filed by amendment.

+ Confidential treatment previously requested. Exhibit omitted and previously filed separately with the SEC.

++ Portions of this document have been omitted and filed separately with the SEC pursuant to requests for confidential treatment pursuant to Rule 406 of the Securities Act.

Item 22. Undertakings

    The Undersigned registrants hereby undertake:

    (1) To file during any period in which offers to sale are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) to include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liabilities under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Huntsman ICI Chemicals LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 14th day of October, 1999.

                                          Huntsman ICI Chemicals LLC

                                                /s/ J. Kimo Esplin
                                          By: _________________________________

                                                    J. Kimo Esplin

                                                Chief Financial Officer



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the 14th day of October, 1999:

                 Name                                  Capacities
                 ----                                  ----------

         Jon M. Huntsman*              Chief Executive Officer, Chairman of the
______________________________________  Board of Managers & Manager
           Jon M. Huntsman

        Jon M. Huntsman, Jr.*          Vice Chairman of the Board of Managers and
______________________________________  Manager
         Jon M. Huntsman, Jr.

          Peter R. Huntsman*           President, Chief Operating Officer and
______________________________________  Manager
          Peter R. Huntsman

        /s/ J. Kimo Esplin             Chief Financial Officer
______________________________________
            J. Kimo Esplin

   /s/ J. Kimo Esplin

*By: _______________________

       J. Kimo Esplin

      Attorney-in-Fact

HUNTSMAN ICI FINANCIAL LLC

    Pursuant to the requirements of the Securities Act, Huntsman ICI Financial LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 14th day of October, 1999.

                                          Huntsman ICI Financial LLC

                                                /s/ J. Kimo Esplin
                                          By: _________________________________

                                                    J. Kimo Esplin

                                                Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the 14th day of October, 1999:

                 Name                                  Capacities
                 ----                                  ----------

           Jon M. Huntsman*            Chief Executive Officer, Chairman of the
______________________________________  Board of Managers & Manager
           Jon M. Huntsman

        Jon M. Huntsman, Jr.*          Vice Chairman of the Board of Managers and
______________________________________  Manager
         Jon M. Huntsman, Jr.

          Peter R. Huntsman*           President, Chief Operating Officer and
______________________________________  Manager
          Peter R. Huntsman

        /s/ J. Kimo Esplin             Chief Financial Officer
______________________________________
            J. Kimo Esplin

     /s/ J. Kimo Esplin

*By: _______________________

       J. Kimo Esplin

      Attorney-in-Fact

TIOXIDE GROUP

    Pursuant to the requirements of the Securities Act, Tioxide Group has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 14th day of October, 1999.

                                          Tioxide Group

                                                /s/ J. Kimo Esplin
                                          By: _________________________________

                                                    J. Kimo Esplin

                                                       Director


    Pursuant to the requirements of Securities Act of 1933, this registration statement has been signed by the following persons on the 14th day of October, 1999:

                 Name                                  Capacities
                 ----                                  ----------

          Peter R. Huntsman*           Chairman of the Board of Directors
______________________________________
          Peter R. Huntsman

         /s/ J. Kimo Esplin            Director
______________________________________
            J. Kimo Esplin

          L. Russell Healy*            Director
______________________________________
           L. Russell Healy

     /s/ J. Kimo Esplin

*By: _______________________

       J. Kimo Esplin

      Attorney-in-Fact

TIOXIDE AMERICAS INC.

    Pursuant to the requirements of the Securities Act, Tioxide Americas Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on the 14th day of October, 1999.

                                          Tioxide Americas Inc.

                                                /s/ J. Kimo Esplin
                                          By: _________________________________

                                                    J. Kimo Esplin

                                                       Director

    Pursuant to the requirements of Securities Act of 1933, this registration statement has been signed by the following persons on the 14th day of October, 1999:

                 Name                                  Capacities
                 ----                                  ----------

          Peter R. Huntsman*           Chairman of the Board of Directors
______________________________________
          Peter R. Huntsman

          /s/ J. Kimo Esplin           Director
______________________________________
            J. Kimo Esplin

        L. Russell Healy*              Director and Treasurer
______________________________________
           L. Russell Healy

        /s/ J. Kimo Esplin
*By: _________________________________
            J. Kimo Esplin
           Attorney-in-Fact

                                 EXHIBIT INDEX


   Number                     Description of Exhibits
   ------                     -----------------------
    3.1 Certificate of Formation of Huntsman ICI Chemicals LLC*

    3.2 Amended and Restated Limited Liability Company Agreement of Huntsman
        ICI Chemicals LLC dated June 30, 1999*

    3.3 Certificate of Formation of Huntsman ICI Financial LLC*

    3.4 Limited Liability Company Agreement of Huntsman ICI Financial LLC dated
        June 18, 1999, as amended by the First Amendment dated June 19, 1999*

    3.5 Memorandum of Association of Tioxide Group**

    3.6 Articles of Association of Tioxide Group**

    3.7 Memorandum of Association of Tioxide Americas Inc.*

    3.8 Articles of Association of Tioxide Americas Inc.*

    4.1 Indenture, dated as of June 30, 1999, among Huntsman ICI Chemicals LLC, the Guarantors party thereto and Bank One, N.A., as Trustee, relating to the 10 1/8% Senior Subordinated Notes due 2009*

    4.2 Form of certificate of 10 1/8% Senior Subordinated Note due 2009 denominated in dollars (included as Exhibit A-3 to Exhibit 4.1)*

    4.3 Form of certificate of 10 1/8% Senior Subordinated Note due 2009 denominated in euros (included as Exhibit A-4 to Exhibit 4.1)*

    4.4 Exchange and Registration Rights Agreement dated June 30, 1999, by and among Huntsman ICI Chemicals LLC, the Guarantors party thereto,
        Goldman, Sachs & Co., Deutsche Bank Securities Inc., Chase Securities
        Inc. and Warburg Dillon Read LLC*

    4.5 Form of Guarantee (included as Exhibit E of Exhibit 4.1)*

    5.1 Form of opinion and consent of Skadden, Arps, Slate, Meagher & Flom as to the legality of the notes to be issued by Huntsman ICI Chemicals
        LLC, and the guarantees to be issued by Huntsman ICI Financial LLC, in the exchange offer**

    5.2 Form of opinion and consent of Counsel to Tioxide Group as to the legality of the guarantees to be issued by Tioxide Group in the exchange offer**

    5.3 Form of opinion and consent of W.S. Walker & Company as to the legality of the guarantees to be issued by Tioxide Americas Inc. in the exchange offer**

    8.1 Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to the tax consequences of the notes to be issued by Huntsman ICI Chemical
        LLC**

   10.1 Contribution Agreement, dated as of April 15, 1999, by and among Imperial Chemical Industries PLC, Huntsman Specialty Chemicals
        Corporation, Huntsman ICI Holdings LLC and Huntsman ICI Chemicals LLC as amended by the first Amending Agreement, dated June 4, 1999, the second Amending Agreement, dated June 30, 1999, and the third Amending
        Agreement, dated June 30, 1999*

   10.2 Purchase and Sale Agreement (PO/MTBE Business), dated March 21, 1997, among Texaco, Texaco Chemical Inc. and Huntsman Specialty Chemicals
        Corporation*

   10.3 Operating and Maintenance Agreement, dated as of March 21, 1997, by and between Huntsman Specialty Chemicals Corporation and Huntsman
        Petrochemical Corporation*

   10.4  Credit Agreement, dated as of June 30, 1999, by and among Huntsman ICI
         Chemicals LLC, Huntsman ICI Holdings LLC, Bankers Trust Company,
         Goldman Sachs Credit Partners LP, The Chase Manhattan Bank, and
         Warburg Dillon Read and various lending institutions party thereto*

   10.5  Asset Sale Agreement, dated June 30, 1999, by and between BP Chemicals
         Limited and Huntsman ICI Chemicals LLC+

   10.6  Joint Venture Agreement, dated as of October 18, 1993 between Tioxide
         Americas Inc. and Kronos Louisiana, Inc.*

   10.7 Shareholders Agreement, dated as of January 11, 1982, by and among Imperial Chemical Industries PLC, ICI American Holdings, Inc. and
         Uniroyal, Inc.*

   10.8  Operating Agreement, dated December 28, 1981, between Uniroyal, Inc.,
         Rubicon Chemicals, Inc. and Rubicon, Inc.*

   10.9 Liability and Indemnity Agreement, dated December 28, 1981, by and among Rubicon Inc., Rubicon Chemicals Inc., Imperial Chemical
         Industries PLC, ICI American Holdings Inc., ICI Americas Inc. and
         Uniroyal Inc.

   10.10 Titanium Dioxide Supply Agreement, dated July 3, 1997, by and between
         Imperial Chemicals Industries PLC and Tioxide Group++

   10.11 Slag Sales Agreement, dated July 10, 1997, by and between Richards Bay
         Iron and Titanium (Proprietary) Limited and Tioxide S.A. (Pty)
         Limited++

   10.12 Slag Sales Agreement, dated July 10, 1997, by and between Qit-Fer Et
         Titane Inc. and Tioxide Europe Limited++

   10.13 Supply Agreement dated April 13, 1998, by and between Shell Trading
         International Limited and ICI Chemicals & Polymers Limited++

   12.1  Statement re: Computation of Ratio of Earnings to Fixed Charges*

   21.1  Subsidiaries of Huntsman ICI Chemicals LLC*

   23.1  Consent of Deloitte & Touche LLP*

   23.2  Consent of Arthur Andersen LLP*

   23.3  Consent of KPMG Audit Plc*

   23.4  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.1)*

   24.1  Powers of Attorney (included as part of signature page)*

   25.1 Form T-1 Statement of Eligibility of Bank One, N.A. to act as Trustee under the indenture*

   27.1  Financial Data Schedule (for SEC use only)*

   99.1  Form of Letter of Transmittal for dollar denominated notes*

   99.2  Form of Notice of Guaranteed Delivery for dollar denominated notes*
   99.3  Form of Letter of Transmittal for euro denominated notes*

   99.4  Form of Notice of Guaranteed Delivery for euro denominated notes*

   99.5  Letter to Brokers*

   99.6  Letter to Clients*

--------

*  Previously filed.

** To be filed by amendment.

+ Confidential treatment previously requested. Exhibit omitted and previously filed separately with the SEC.

++ Portions of this document have been omitted and filed separately with the SEC pursuant to requests for confidential treatment pursuant to Rule 406 of the Securities Act.